SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-198219	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 15, 2014, pursuant to the terms and conditions of that certain Agreement and Plan of Merger by and between National Commerce Corporation (the “Company”) and United Group Banking Company of Florida, Inc. (“United”), dated June 6, 2014 (the “Merger Agreement”), United merged with and into the Company (the “Merger”), which resulted in United Legacy Bank, a Florida state-chartered bank owned by United (“United Legacy Bank”), becoming a wholly-owned subsidiary of NCC. NCC intends to merge United Legacy Bank with and into NCC’s wholly-owned subsidiary, National Bank of Commerce, a national banking association, on or about February 28, 2015.

In the Merger, each issued and outstanding share of United common stock (other than cash election shares, as discussed below) was converted into the right to receive 0.057794 shares of NCC common stock, plus $22.68 in cash for any fractional share of NCC common stock otherwise issuable (“stock consideration”). Subject to the proration procedures described in the Merger Agreement, each share of United common stock whose holder elected to receive cash for such share was converted into the right to receive $1.30 in cash, without interest (“cash consideration”). Based on the cash elections properly made and received by the cash election deadline under the Merger Agreement, holders of 2,977,859 shares of United common stock elected to receive the cash consideration. In accordance with the proration procedures of the Merger Agreement, since the number of cash election shares exceeded the 2,268,851 share limitation, each holder of United common stock who made a proper cash election will receive the $1.30 per share cash consideration for approximately 76.19% of such holder’s cash election shares, and will receive stock consideration for such holder’s remaining United shares. Accordingly, NCC is issuing a total of 1,617,027 shares of its common stock as stock consideration in the Merger and will pay an aggregate of $2,949,506.30 of cash consideration in the Merger. Additionally, at the effective time of the Merger, the options to purchase 1,775,000 shares of United common stock that were outstanding immediately prior to the Merger were converted automatically into options to purchase 102,586 shares of NCC common stock.

This description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1.

A copy of the press release, dated December 15, 2014, announcing the completion of the Merger is included as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately upon consummation of the Merger, and in accordance with the terms of the Merger Agreement, the size of the NCC board of directors increased by one member on December 15, 2014, and Donald F. Wright was elected to fill the vacancy. Mr. Wright was a member of the United board of directors until the effective time of the Merger, and he remains a director of United Legacy Bank. Aside from the terms of the Merger Agreement, there are no arrangements or understandings between Mr. Wright and any other person pursuant to which he was appointed to the directorship position of the Company described above. Additionally, there are no related person transactions involving Mr. Wright and the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). Mr. Wright will receive the compensation that other directors of the Company receive, as described in the section titled “Management of NCC – Director Compensation” included in the Joint Proxy Statement-Prospectus filed by the Company with the SEC on November 4, 2014 (the “Joint Proxy Statement-Prospectus”); provided, however, that the compensation of the Company’s directors may be adjusted by the board of directors from time to time.

Item 5.07	Submission of Matters to a Vote of Security Holders

At a special meeting of the stockholders of the Company held on December 11, 2014 (the “Special Meeting”), the Company’s stockholders approved the Merger Agreement. The Merger Agreement and the Company’s proposal to approve the Merger Agreement are described in more detail in the Joint Proxy Statement-Prospectus, pursuant to which proxies were solicited. There were 5,055,604 shares of the Company’s common stock present in person or by proxy at the Special Meeting, representing approximately 85.33% of the shares entitled to vote at the Special Meeting. The final voting results for the proposal to approve the Merger Agreement are set forth below:

Proposal 1: To Approve the Merger Agreement

For	Against	Abstain	Broker Non-Votes
5,052,934	500	2,170	N/A

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The Company has previously filed audited financial statements of United as of and for the year ended December 31, 2013. These financial statements were previously filed in the Joint Proxy Statement-Prospectus contained in the Company’s Registration Statement on Form S-4 (File No. 333-198219), as amended, and are incorporated herein by reference.

The unaudited interim financial statements of United as of September 30, 2014 and for the three and nine months ended September 30, 2014 required to be filed pursuant to this Item 9.01 are not included in this report, but will be filed by amendment to this report no later than 71 calendar days after the date on which this initial report was required to be filed, as permitted by Item 9.01(a)(4) of Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to this Item 9.01 is not included in this report, but will be filed by amendment to this report no later than 71 calendar days after the date on which this initial report was required to be filed, as permitted by Item 9.01(b)(2) of Form 8-K.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and between National Commerce Corporation and United Group Banking Company of Florida, Inc., dated June 6, 2014 (incorporated by reference to the Joint Proxy Statement-Prospectus contained in the Company’s Registration Statement on Form S-4 (File No. 333-198219)).

23.1	Consent of Saltmarsh, Cleaveland & Gund, P.A.

99.1	Press Release dated December 15, 2014.

99.2	Consolidated financial statements of United Group Banking Company of Florida, Inc. as of December 31, 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013 (incorporated by reference to the Joint Proxy Statement-Prospectus contained in the Company’s Registration Statement on Form S-4 (File No. 333-198219)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

December 15, 2014	/s/ John H. Holcomb, III
John H. Holcomb, III
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and between National Commerce Corporation and United Group Banking Company of Florida, Inc., dated June 6, 2014 (incorporated by reference to the Joint Proxy Statement-Prospectus contained in the Company’s Registration Statement on Form S-4 (File No. 333-198219)).

23.1	Consent of Saltmarsh, Cleaveland & Gund, P.A.

99.1	Press Release dated December 15, 2014.

99.2	Consolidated financial statements of United Group Banking Company of Florida, Inc. as of December 31, 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013 (incorporated by reference to the Joint Proxy Statement-Prospectus contained in the Company’s Registration Statement on Form S-4 (File No. 333-198219)).